Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Computer Programs and Systems, Inc. on Form 10-K for the year ended December 31, 2014. We consent to the incorporation by reference of said reports in the Registration Statement of Computer Programs and Systems, Inc. on Form S-8 (File No. 333-208915).

/s/ GRANT THORNTON LLP

Atlanta, Georgia

January 21, 2016